V E R I T E X Investor Presentation 4th Quarter 2019

Safe Harbor Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex’s quarterly cash dividend, Veritex’s business and growth strategy, projected plans and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources. 2

Non -GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Returns on average tangible common equity; • Operating net income; • Pre-tax, pre-provision operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income; and • Operating noninterest expense. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. 3

Fourth Quarter 2019 Financial Highlights Quarterly Financial Results $ in thousands GAAP Financial Highlights 4Q19 3Q19 Change % Change Net income $ 29,051 $ 27,405 $ 1,646 6.0% Diluted EPS 0.56 0.51 0.05 9.8 Return on average assets (“ROA”) 1.43% 1.36% 7 bp 5.2 Efficiency Ratio 47.12 43.67 (345 bp) (7.9) $ in thousands Non-GAAP Financial Highlights 1 4Q19 3Q19 Change % Change Operating net income $ 30,294 $ 28,629 $ 1,665 5.8% Diluted operating EPS 0.58 0.53 0.05 9.4 Pre-tax, pre-provision operating ROA 2.07% 2.26% (19 bp) (8.4) Return on average tangible common 16.22 15.15 107 bp 7.1 equity Operating return on average tangible 16.87 15.78 109 bp 6.9 common equity Operating ROA 1.49 1.42 7 bp 4.9 Operating efficiency Ratio 45.67 42.36 331 bp 7.8 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 4

Year to Date 2019 Financial Highlights Full Year Financial Results $ in thousands GAAP Financial Highlights 2019 2018 Change % Change Net income $ 90,739 $ 39,341 $ 51,398 130.6% Diluted EPS 1.68 1.60 0.08 5.0 Return on average assets (“ROA”) 1.14% 1.26% (12 bp) (9.5) Efficiency Ratio 56.41 54.92 149 bp 2.7 $ in thousands Non-GAAP Financial Highlights 1 2019 2018 Change % Change Operating net income $ 123,836 $ 45,251 $ 78,585 173.7% Diluted operating EPS 2.29 1.84 0.45 24.5 Pre-tax, pre-provision operating ROA 2.24% 2.02% 22 bp 10.9 Return on average tangible common 13.02 12.89 13 bp 1.0 equity Operating return on average tangible 17.39 14.68 271 bp 18.5 common equity Operating ROA 1.56 1.44 12 bp 8.3 Operating efficiency Ratio 43.80 49.76 596 bp 12.0 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 5

Fully Diluted EPS and ROATCE 1 Diluted Earnings Per Share 1 $0.59 $0.59 $0.58 $0.60 $0.53 $0.56 $0.49 $0.51 $0.50 $0.47 $0.40 $0.40 $0.30 $0.20 $0.13 $0.10 $0.00 4Q18 1Q19 2Q19 3Q19 4Q19 Reported Operating ROATCE 1 18.81% 20% 18.09% 16.87% 15.78% 15% 13.37% 16.22% 15.26% 15.15% 10% 11.52% 5% 5.09% 0% 4Q18 1Q19 2Q19 3Q19 4Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 6

ROAA and Efficiency Ratio 1 ROAA 1 2.0% 3.0% 1.69% 1.63% 2.40% 1.49% 2.22% 2.26% 1.40% 1.42% 2.5% 2.07% 1.5% 1.95% 1.43% 2.0% 1.36% 1.36% 1.0% 1.20% 1.5% 1.43% 1.0% 1.36% 1.36% 0.5% 1.20% 0.5% 0.38% 0.38% 0.0% 0.0% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Reported Operating Reported PTPP Operating Efficiency Ratio 1 Tangible Book Value per Common Share 1 85% 82.30% $14.74 $14.74 80% $15.00 $14.61 $14.27 75% $14.50 70% $14.00 $13.76 65% $13.50 60% $13.00 54.27% 51.49% 55% $12.50 50% 47.12% $12.00 43.67% 45% 50.65% 45.67% $11.50 43.54% 42.36% 40% 43.66% $11.00 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 7

Net Interest Income



$ in millions
$28.7
$72.9
$71.4
$70.9
$69.9
4.17%
4.00%
3.90%
3.81%
3.89%
3.78%
3.69%
3.60%
3.58%
3.47%
4Q18
1Q19
2Q19
3Q19
4Q19
Net Interest Income
NIM
Adjusted NIM (Excludes All Purchase Accounting)[1]

- Net interest income of $69.9 million slightly decreased from 3Q19 and increased $41.2 million, or 143%, compared to 4Q18, largely due to the Green merger
- Net interest margin of 3.81% down 9 bps compared to 3Q19; includes $6.3 million of purchase accounting adjustments in 4Q19 compared to $5.4 million in 3Q19
- 4Q19 interest rate risk metrics for a down 100 rate shock shows a 30% improvement. Change in net interest income moved from (5.7%) at 3Q19 to (4.0%) at 4Q19.

Drivers of NIM decrease	NIM	Adj. NIM
3Q19 Net Interest Margin	3.90%	3.60%
Impact of rates on loans	(0.17%)	(0.24%)
Impact of rates on other earnings assets	(0.04%)	(0.04%)
Impact of rates on interest-bearing deposits	0.12%	0.14%
Impact of rates on borrowings	0.04%	0.04%
Impact of sub debt issuance	(0.03%)	(0.03%)
Other changes in volume and mix	(0.01%)	-
4Q19 Net Interest Margin	**3.81%**	**3.47%**

[1] Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $5.6 million and $740 thousand, respectively, in 4Q19, $4.2 million and $1.2 million, respectively, in 3Q19, $3.6 million and $1.9 million, respectively, in 2Q19, $4.1 million and $2.7 million, respectively, in 1Q19 and $2.8 million and $158 thousand, respectively, in 4Q18.

8

Noninterest Income (Operating) • Operating noninterest income 1 totaled $7.6 million for the quarter ended December 31, 2019, a 10.2% decrease over the prior quarter. • Decline was largely due to lower than expected SBA gain on sales and customer swap revenue. • Service charges and fees on deposit accounts represent approximately 45% of fee income and have grown 6% since Q1 2019. Operating Noninterest Income 1 Composition ($ in thousands) $9,256 $8,430 $2,091 $7,570 $1,658 $6,676 $1,385 $218 $853 $2,370 $1,104 $536 $2,252 $1,921 $1,932 $3,661 $1,278 $611 $1,831 $3,517 $3,422 $3,667 $3,728 $387 $832 4Q18 1Q19 2Q19 3Q19 4Q19 Service charges and fees on deposit accounts Loan fees Gain on sale of loans Other 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of this non-GAAP financial measures. 9

Noninterest Expense (Operating) • Operating noninterest expense 1 totaled $35.4 million for the quarter ended December 31, 2019, a 5.3% increase over the prior quarter. • Increase was primarily due to higher salaries and employee benefit expenses during 4Q19; 87% of such increase was driven by variable compensation expenses. Operating Noninterest Expense 1 Composition ($ in thousands) $35,776 $35,366 $34,106 $33,595 $6,584 $6,940 $7,100 $6,559 $2,760 $2,696 $2,719 $2,712 $3,418 $2,615 $2,814 $2,750 $4,129 $4,198 $4,014 $4,044 $16,208 $2,794 $835 $1,889 $2,412 $18,885 $18,917 $17,459 $17,530 $8,278 4Q18 1Q19 2Q19 3Q19 4Q19 Salaries and employee benefits Occupany and equipment Professional and regulatory fees Amortization of intangibles Other 10 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of this non-GAAP financial measures.

Loans Held For Investment

- Loans held for investment, excluding mortgage warehouse, increased $86.9 million, or 6.1% on a linked quarter annualized basis.
- Loan production in 4Q19 increased over 45% from 3Q19 to $718 million; the best production quarter of 2019.

2019 Quarterly Loan Commitments

($ in thousands)



$189
$343
$490
$718
1Q19
2Q19
3Q19
4Q19

Variable Rate Loan Floors

Grouping	Total Balance	% of Total Balance	Cumulative % of Total Balance
No Floor	$ 2,988	72%	72%
Floor Reached	283	7%	79%
0-25 bps to Reach Floor	146	4%	83%
26-50 bps to Reach Floor	86	2%	85%
51-75 bps to Reach Floor	152	4%	89%
76-100 bps to Reach Floor	236	6%	95%
101-125 bps to Reach Floor	69	1%	96%
126-150 bps to Reach Floor	92	2%	98%
151+ bps to Reach Floor	104	2%	100%
	$ 4,156	100%	

($ in millions)	For the Quarter Ended 3Q19	4Q19
Originated Loans[1]	3,076	3,513
Acquired non-PCI Loans	2,430	2,098
Acquired PCI loans	148	126
Mortgage warehouse	234	184
Total Loans	5,888	5,921
Qtr / Qtr Change in Balance		
Originated Loans[1]	12.7%	14.2%
Acquired non-PCI Loans	-14.1%	-13.7%
Acquired PCI loans	-14.5%	-14.9%
Mortgage warehouse	17.0%	-21.4%
Total Loans	-0.7%	0.6%

Loan Composition

As of December 31, 2019



1-4 Family and Consumer 10%
Commercial 29%
Owner Occupied CRE 12%
Mortgage Warehouse 3%
Commercial Real Estate 46%

[1] Originated loans includes newly originated loans and purchased loans that have matured and renewed during the quarter.

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Deposits and Borrowings

- Total deposits, excluding time deposits, increased $210 million, or 21% annualized, during the fourth quarter of 2019.
- Noninterest-bearing deposits totaled $1.6 billion, which comprised 26.4% of total deposits as of December 31, 2019.
- Excluding mortgage warehouse, the loan to deposit ratio was 97.3% at December 31, 2019.
- Reliance on less valuable time deposits has decreased from 36% in 1Q19 to 29% in 4Q19.
- Cost of interest-bearing deposits, excluding deposit premium accretion, declined 24 bps in 4Q19 to 1.65%.

Deposits



($ in millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
26%
50%
24%
36%
42%
23%
33%
43%
24%
32%
43%
25%
29%
45%
26%
4Q18
1Q19
2Q19
3Q19
4Q19
Noninterest-bearing
Interest-bearing
Certificates and other time deposits

Average Cost of Total Deposits[1]



1.78%
1.85%
1.94%
1.89%
1.65%
1.75%
1.62%
1.79%
1.79%
1.59%
1.32%
1.25%
1.38%
1.36%
1.18%
4Q18
1Q19
2Q19
3Q19
4Q19
Average costs of interest-bearing deposits, excluding deposit premium accretion
Average cost of interest-bearing deposits
Average cost of total deposits

Monthly Cost of Interest-bearing Deposits and FHLB Borrowings[2]



2.15%
1.96%
1.92%
1.91%
1.82%
1.77%
1.75%
1.45%
1.61%
1.44%
1.59%
1.47%
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Average cost of interest-bearing deposits, excluding deposit premium accretion
Average cost of FHLB borrowings

1 Average costs of total deposits excludes $132, $2,731, $1,355, $1,210 and $740 of deposit premium accretion as of 4Q18, 1Q19, 2Q19, 3Q19 and 4Q19, respectively.

2 Average costs of interest-bearings deposits excludes $484, $391, $335, $288, $248 and $204 of deposit premium accretion as of July 2019, August 2019, September 2019, October 2019, November 2019 and December 2019, respectively.

12

Strong Asset Quality Allowance for Loan Losses Ratio NPAs / Total Assets 1.82% 1.77% 0.77% 0.54% 0.50% 1.44% 0.29% 0.21% 1.31% 1.23% $2 0.75% $6 0.42% 0.50% $26 $4 0.37% 0.45% $30 $25 $19 $2 $16 $10 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 ALLL ALLL + Remaining PD Nonaccruals Accruing 90+ ORE NPAs/Total Assets Q4 Provision Breakdown Q4 ALLL Rollforward Specific Reserves 190 September 30, 2019 Balance 26,243 General Reserves - Renewed Acquired Loans 1,180 Charge-offs (48) General Reserves - New Loans 2,123 Recoveries 146 Provision 3,493 Provision 3,493 December 31, 2019 Balance 29,834 13

VHI Capital Ratios and Actions Company Level as of December 31, 2019 1 • Dividends › On January 28, 2020, declared quarterly 13.10% 12.26% cash dividend of $0.17 per common share 11.26% 11.02% 10.17% 10.01% 10.33% 10.17% payable in February 2020 • Stock Buyback Program › Increased to $175 million from $100 million and extended previously announced stock buyback program 2 TCE / TA Leverage Ratio Tier 1 Ratio Total Capital Ratio › QTD repurchased $35.7 million in common 3Q19 4Q19 stock (1,453,608 shares) YTD repurchased $94.5 million in common Bank Level as of December 31, 2019 1 › stock (3,802,711 shares) › Reduction in share count during 2019 of 7% 12.44% 12.00% 12.00% 11.07% 11.61% 2019 Return to Shareholders 10.64% • › QTD return of $42.2 million ($35.7 million in stock buyback and $6.5 million in common dividends) › YTD return of $121.3 million ($94.5 million in stock buyback and $26.8 million in Leverage Ratio Tier 1 Ratio Total Capital Ratio common dividends) 3Q19 4Q19 1 Preliminary 14 2 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Outlook and Focus Through 2020 1 Maintaining strong operating earnings profile, highlighted by 2019 PTPP return on average assets of 2.24% 1, operating return on average tangible common equity of 17.39% 1 and an operating efficiency ratio of 43.80% 1. Retaining a strong balance sheet with significant liquidity, capital and limited credit downside 2 given $20.5 million in net energy exposure and $47.8 million in remaining purchase discount on acquired loans. Operating in two of the best markets in the country, Dallas-Fort Worth and Houston, two 3 large markets with favorable market position and scarcity value. Focused on: 4 • Continuing growth momentum • Maintaining asset quality • Returning excess capital to shareholders through share repurchases and common stock dividends 5 Attractive valuation at 11.9 2 times 2020 consensus earnings. 15 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures 2 As of January 17, 2020 and based on 2020 consensus earnings estimate of $2.40 from individual analyst reports.

Supplemental

Experienced Management Team Malcolm Holland – Chairman & Chief Executive Officer C. Malcolm Holland, III founded Veritex and has been Chairman of the Board, Chief Executive Officer and President of Veritex since 2009, and Chairman of the board of directors, Chief Executive Officer and President of the Bank since its inception in 2010. Prior to his service at Veritex, Mr. Holland served in various analyst, lending and executive management positions in the Dallas banking market from 1982 to 2009. Mr. Holland is a past president of the Texas Golf Association and served on the Executive Committee of the United States Golf Association from 2013 through 2016. Mr. Holland is an active member and chairman of the business advisory committee of Watermark Community Church and currently serves as a board member for Cannae Holdings, Inc. He served as chairman of the College Golf Fellowship from 2002 to 2013. Mr. Holland received his Bachelor of Business Administration from Southern Methodist University in 1982. With over 35 years of banking experience in the Dallas metropolitan area, Mr. Holland’s extensive business and banking experience and his community involvement and leadership skills qualify him to serve on our Board and as its Chairman. Terry S. Earley – Chief Financial Officer Terry Earley has served as the Executive Vice President and Chief Financial Officer of Veritex and the Bank since January 2019, when he joined us in connection with our acquisition of Green. Mr. Earley is responsible for the Finance, Accounting and Treasury functions of the Bank. From March 2017 through January 2019, Mr. Earley was Executive Vice President and Chief Financial Officer of Green, and from July 2017 through January 2019, he was Chief Financial Officer of Green Bank. From December 2011 to March 2017, Mr. Earley served as Executive Vice President and Chief Financial Officer of Yadkin Financial Corporation and its predecessors. Prior to that, Mr. Earley served as President and Chief Executive Officer of Rocky Mountain Bank and Rocky Mountain Capital, located in Jackson, Wyoming, in 2010, and as Chief Financial Officer of Bancorp of the Southeast, LLC, located in Ponte Vedra, Florida, in 2009. Before that, Mr. Earley served as Chief Financial Officer and Chief Operating Officer of RBC Bank (USA), which he joined in 1992. Mr. Earley is a Certified Public Accountant and received his Bachelor of Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill. LaVonda Renfro – Chief Administrative Officer LaVonda Renfro has served as our Executive Vice President and Chief Administrative Officer of the Bank since 2010. Ms. Renfro is responsible for the overall administration and coordination of the activities of the Bank’s branches, including operations, sales and marketing, deposit operations, merchant services, private banking, business banking and treasury management. From 2005 to 2010, Ms. Renfro served as the Retail Executive of Colonial Bank/BB&T. From 1994 to 2005, Ms. Renfro was Senior Vice President, District Manager for Bank of America’s Austin and San Antonio Markets. Clay Riebe – Chief Credit Officer Clay Riebe has served as our Executive Vice President and Chief Credit Officer of the Bank since 2016. Mr. Riebe is responsible for the Bank’s credit quality, credit underwriting and administration functions. From 2009 to 2015 he served in various capacities for American Momentum Bank, including Chief Lending Officer and member of the board of the directors. From 2005 to 2009, Mr. Riebe served in various lending functions at Citibank. He began his career at community banks in Texas, including First American Bank Texas, where he served in various lending functions. Mr. Riebe received a Bachelor of Business Management from Texas Tech University in 1983. 17

Experienced Management Team (continued) Angela Harper – Chief Risk Officer Angela Harper has served as our Executive Vice President and Chief Risk Officer of the Bank since 2009. Ms. Harper oversees the loan operations, compliance and Bank Secrecy Act departments of Veritex and the Bank. From 2002 to 2009, Ms. Harper served in various capacities at Colonial Bank, including Senior Vice President, Credit Administration Officer and Risk Management Officer for the Texas region. Ms. Harper began her career in banking as a Bank Examiner at the Office of the Comptroller of the Currency from 1991 to 1995 working in the Dallas Duty Station. Ms. Harper received a Bachelor of Business Administration in Finance in 1989 and a Master of Business Administration from Texas Tech University in 1990 and is a Certified Regulatory Compliance Manager. Jeff Kesler – President – Dallas/Ft. Worth Market Jeff Kesler has served as our Executive Vice President and Chief Lending Officer of the Bank since 2014. Mr. Kesler is responsible for the Bank’s lending functions, including providing leadership to market managers and lending lines of business. From 2013 to 2014, Mr. Kesler served as the Director of Loan Originations for United Development, a real estate investment trust. From 2009 to 2013, Mr. Kesler served as a Market President of the Bank's North Dallas region. Mr. Kesler began his career in 2000 at Colonial Bank where he served in various capacities, eventually becoming an area president for the Dallas and Austin markets. Mr. Kesler received a Bachelor of Business Administration from Fort Hays State University in 2000. Jon Heine – President – Houston Market Jon Heine joined Veritex Community Bank as Houston Market President in May 2019. Mr. Heine leads the Bank’s efforts in the recently expanded Houston market following the acquisition of Houston-based, Green Bank. He joined the Bank after nearly 19 years at Comerica Bank, where he served as the Regional Manager of Comerica’s Wealth Management team in Houston since 2016. Mr. Heine brings broad lending experience having also held various roles in Private Banking, National Dealer Finance, Middle Market and Entertainment Finance in the markets of Texas and California. Mr. Heine received a Bachelor of Business Administration from Texas Tech University in 2000. Michael Bryan – Chief Information Officer Michael Bryan has served as our Executive Vice President and Chief Information Officer of the Bank since 2017. Mr. Bryan oversees the information technology department of the Bank. From 2010 to 2017, Mr. Bryan served as Executive Vice President and Chief Information Officer at BNC Bank. From 2007 to 2010, Mr. Bryan served as Bank Technology/Operations Practice Principal at DD&F Consulting Group. From 2004 to 2006, Mr. Bryan served as Global Account Manager at Fujitsu. From 2001 to 2004, Mr. Bryan served as Principal Consultant at Hewlett Packard Enterprise. From 1980 to 2003, Mr. Bryan served as Chief Executive Officer/Owner of BancPro Systems, Inc. 18

Reconciliation of Non -GAAP Financial Measures As of 31-Dec-19 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 (Dollars in thousands, except per share data) Tangible Common Equity Total stockholders' equity $ 1,190,797 $ 1,205,530 $ 1,205,293 $ 1,193,705 $ 530,638 Adjustments: Goodw ill (370,658) (370,463) (370,221) (368,268) (161,447) Core deposit intangibles (67,563) (70,014) (72,465) (74,916) (11,675) Tangible common equity $ 752,576 $ 765,053 $ 762,607 $ 750,521 $ 357,516 Common shares outstanding 51,064 52,373 53,457 54,563,000 24,254 Book value per common share $23.32 $23.02 $22.55 $21.88 $21.88 Tangible book value per common share $14.74 $14.61 $14.27 $13.76 $14.74 Tangible Common Equity Total stockholders' equity $ 1,190,797 $ 1,205,530 $ 1,205,293 $ 1,193,705 $ 530,638 Adjustments: Goodw ill (370,658) (370,463) (370,221) (368,268) (161,447) Core deposit intangibles (67,563) (70,014) (72,465) (74,916) (11,675) Tangible common equity $ 752,576 $ 765,053 $ 762,607 $ 750,521 $ 357,516 Tangible Assets Total assets $ 7,954,707 $ 7,962,883 $ 8,010,106 $ 7,931,747 $ 3,208,550 Adjustments: Goodw ill (370,658) (370,463) (370,221) (368,268) (161,447) Core deposit intangibles (67,563) (70,014) (72,465) (74,916) (11,675) Tangible Assets $ 7,516,486 $ 7,522,406 $ 7,567,420 $ 7,488,563 $ 3,035,428 Tangible Common Equity to Tangible Assets 10.01% 10.17% 10.08% 10.02% 11.78% 19

Reconciliation of Non -GAAP Financial Measures For the Three Months Ended For the Year Ended 31-Dec-19 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 2019 2018 (Dollars in thousands) Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 29,051 $ 27,405 $ 26,876 $ 7,407 $ 9,825 $ 90,739 $ 39,341 Adjustments: -- Plus: Amortization of core deposit intangibles 2,451 2,451 2,451 2,477 432 9,830 4,060 Less: Tax benefit at the statutory rate 515 515 515 520 91 2,065 859 Net income available for common stockholders adjusted for amortization of intangibles $ 30,987 $ 29,341 $ 28,812 $ 9,364 $ 10,166 $ 98,504 $ 42,542 Average Tangible Common Equity Total average stockholders' equity $ 1,197,191 $ 1,210,147 $ 1,200,632 $ 1,190,266 $ 523,590 $ 1,198,873 $ 509,018 Adjustments: Average goodwill (370,463) (370,224) (369,255) (366,795) (161,447) (369,441) (160,907) Average core deposit intangibles (68,913) (71,355) (73,875) (76,727) (11,932) (72,692) (18,005) Average tangible common equity $ 757,815 $ 768,568 $ 757,502 $ 746,744 $ 350,211 $ 756,740 $ 330,106 Return on Average Tangible Common Equity (Annualized) 16.22% 15.15% 15.26% 5.09% 11.52% 13.02% 12.89% 20

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended					For the Year Ended	
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	2019	2018
	(Dollars in thousands, except per share data)						
Operating Earnings							
Net income	$ 29,051	$ 27,405	$ 26,876	$ 7,407	$ 9,825	$ 90,739	$ 39,341
Plus: Loss on sale of securities available for sale, net	438	-	642	772	42	1,852	42
Plus: Loss (gain) on sale of disposed branch assets[1]	-	-	359	-	-	359	(388)
Plus: Lease exit costs, net[2]	-	-	-	-	-	-	1,071
Plus: Branch closure expenses	-	-	-	-	-	-	172
Plus: One-time issuance of shares to all employees	-	-	-	-	-	-	421
Plus: Merger and acquisition expenses	918	1,035	5,431	31,217	1,150	38,601	5,220
Operating pre-tax income	30,407	28,440	33,308	39,396	11,017	131,551	45,879
Less: Tax impact of adjustments[3]	(23)	217	1,351	6,717	(440)	8,262	633
Plus: Tax Act re-measurement	-	-	-	-	-	-	5
Plus: Other M&A tax items[4]	829	406	277	-	-	1,512	-
Plus: Discrete tax adjustments[5]	(965)	-	-	-	-	(965)	-
Operating net income	$ 30,294	$ 28,629	$ 32,234	$ 32,679	$ 11,457	$ 123,836	$ 45,251
Weighted average diluted shares outstanding	52,263	53,873	54,929	55,439	24,532	53,978	24,590
Diluted EPS	$ 0.56	$ 0.51	$ 0.49	$ 0.13	$ 0.40	$ 1.68	$ 1.60
Diluted operating EPS	$ 0.58	$ 0.53	$ 0.59	$ 0.59	$ 0.47	$ 2.29	$ 1.84

1 Loss on sale of disposed branch assets for the year ended December 31, 2019 and for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.

2 Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.

3 A 2019 and 2018 transaction cost study were completed during the fourth quarter of 2019 and 2018, respectively, resulting in $1,468 thousand and $3,460 thousand of expenses paid that are non-deductible merger and acquisition expenses for the year ended December 31, 2019 and 2018, respectively. As such, $308 thousand and $727 thousand is the tax impact of these non-deductible expenses that are reflected in the year ended December 31, 2019 and December 31, 2018 tax impact of adjustments amounts reported, respectively. All other adjustments to operating net income are taxed at the statutory rate.

4 Other M&A tax items of $829 thousand, $406 thousand and $277 thousand recorded during the three months ended December 31, 2019, September 30, 2019 and June 30, 2019, respectively, relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition.

5 Discrete tax adjustments of $965 thousand were recorded during the fourth quarter of 2019 primarily due to the Company recording a net tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various discrete, non-recurring tax expenses totaling $0.6 million.

21

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended					For the Year Ended	
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	2019	2018
	(Dollars in thousands, except per share data)						
Pre-Tax, Pre-Provision Operating Earnings							
Net Income	$ 29,051	$ 27,405	$ 26,876	$ 7,407	$ 9,825	$ 90,739	$ 39,341
Plus: Provision for income taxes	8,168	7,595	7,369	1,989	3,587	25,121	10,896
Pus: Provision for loan losses	3,493	9,674	3,335	5,012	1,364	21,514	6,603
Plus: Loss on sale of securities available for sale, net	438	-	642	772	42	1,852	42
Plus: Loss (gain) on sale of disposed branch assets[1]	-	-	359	-	-	359	(388)
Plus: Lease exit costs, net[2]	-	-	-	-	-	-	1,071
Plus: Branch closure expenses	-	-	-	-	-	-	172
Plus: One-time issuance of shares to all employees	-	-	-	-	-	-	421
Plus: Merger and acquisition expenses	918	1,035	5,431	31,217	1,150	38,601	5,220
Net pre-tax, pre-provision operating earnings	$ 42,068	$ 45,709	$ 44,012	$ 46,397	$ 15,968	$ 178,186	$ 63,378
Average total assets	$ 8,043,505	$ 8,009,377	$ 3,059,456	$ 2,989,974	$ 3,243,168	$ 7,957,883	$ 3,132,428
Pre-tax, pre-provision operating return on average assets[3]	2.07%	2.26%	2.22%	2.40%	1.95%	2.24%	2.02%
Average total assets	$ 8,043,505	$ 8,009,377	$ 7,937,319	$ 7,841,267	$ 3,243,168	$ 7,957,883	$ 3,132,428
Return on average assets[3]	1.43%	1.36%	1.36%	0.38%	1.20%	1.14%	1.26%
Operating return on average assets[3]	1.49%	1.42%	1.63%	1.69%	1.40%	1.56%	1.44%

1 Loss on sale of disposed branch assets for the year ended December 31, 2019 and for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.

2 Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.

3 Annualized ratio for quarterly metrics.

22

Reconciliation of Non -GAAP Financial Measures For the Three Months Ended For for Year Ended 31-Dec-19 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 2019 2018 (Dollars in thousands, except per share data) Operating earnings adjusted for amortization of intangibles Net operating earnings $ 30,294 $ 28,629 $ 32,234 $ 32,679 $ 11,457 $ 123,836 $45,251 Adjustments: ------- Plus: Amortization of core deposit intangibles 2,451 2,451 2,451 2,477 432 9,830 4,060 Less: Tax benefit at the statutory rate 515 515 515 520 91 2,065 859 Operating earnings adjusted for amortization of intangibles $32,230 $30,565 $34,170 $34,636 $11,798 $131,601 $48,452 Average Tangible Common Equity Total average stockholders’ equity $ 1,197,191 $ 1,210,147 $ 1,200,632 $ 1,190,266 $ 523,590 $ 1,198,873 $509,018 Adjustments: Average goodwill Average core deposit intangibles (68,913) (71,355) (73,875) (76,727) (11,932) (72,692) (18,005) Average tangible common equity $ 757,815 $ 768,568 $ 757,502 $ 746,744 $ 350,211 $ 756,740 $330,106 Operating Return on average tangible common equity 1 16.87% 15.78% 18.09% 18.81% 13.37% 17.39% 14.68% Efficiency ratio 47.12% 43.67% 51.49% 82.30% 54.27% 56.41% 54.92% Operating efficiency ratio 45.67% 42.36% 43.66% 43.54% 50.65% 43.80% 49.60% 1 Annualized ratio for quarterly metrics. 23

Reconciliation of Non -GAAP Financial Measures As of 31-Dec-19 30-Sep-19 30-Jun-19 31-Mar-19 31-Dec-18 (Dollars in thousands, except per share data) Operating Noninterest Income Noninterest income $ 7,132 $ 8,430 $ 6,034 $ 8,484 $ 3,619 Plus: Loss on sale of securities availablefor sale, net 438 - 642 772 42 Operating noninterest income $ 7,570 $ 8,430 $ 6,676 $ 9,256 $ 3,661 Operating Noninterest Expense Noninterest expense $ 36,284 $ 34,630 $ 39,896 $ 66,993 $ 17,358 Plus: Loss (gain) on sale of disposed branch assets1 - - 359 - - Plus: Merger and acquisition expenses 918 1,035 5,431 31,217 1,150 Operating noninterest expense $ 35,366 $ 33,595 $ 34,106 $ 35,776 $ 16,208 1 Annualized ratio. Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income. 24

V E R I T E X